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                                                                      EXHIBIT 5

March 18, 1997

Southern National Corporation 200 West Second Street Winston-Salem, North Carolina 27102

  Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares issued pursuant to the Amended and Restated Agreement and Plan of Reorganization by and between Southern National Corporation ("SNC") and United Carolina Bancshares Corporation dated as of November 1, 1996 (the "Reorganization Agreement")

Ladies and Gentlemen:

  We have acted as counsel to SNC in connection with the registration of 27,947,958 shares of its Common Stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to the Reorganization Agreement, as set forth in the Registration Statement that is being filed on the date hereof by SNC with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

  In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

  Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and
(2) the shares of Common Stock have been issued upon the terms and conditions set forth in the Reorganization Agreement and in accordance with the Registration Statement, then the shares of Common Stock will be legally issued, fully paid, and nonassessable.

  We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                          Sincerely,

                                          WOMBLE CARLYLE SANDRIDGE & RICE A
                                          Professional Limited Liability
                                          Company

                                          By:Garza Baldwin, III
                                             ----------------------------------
                                             Garza Baldwin, III